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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Joseph J. Kwederis his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to any registration statement, and to sign any registration statement for the same offering covered by any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ JOHN D. BOWLIN John D. Bowlin	Director of Pliant Corporation	June 14, 2005
/s/ RICHARD P. DURHAM Richard P. Durham	Director of Pliant Corporation	June 14, 2005
/s/ SEAN EPPS Sean Epps	Director of Pliant Corporation	June 14, 2005
/s/ EDWARD A. LAPEKAS Edward A. Lapekas	Director of Pliant Corporation	June 14, 2005
/s/ ALBERT MACMILLAN Albert MacMillan	Director of Pliant Corporation	June 14, 2005
/s/ JEFFREY C. WALKER Jeffrey C. Walker	Director of Pliant Corporation	June 14, 2005
/s/ TIMOTHY J. WALSH Timothy J. Walsh	Director of Pliant Corporation	June 14, 2005
/s/ JAMES HARDER James Harder	President and Director of Pliant Solutions Corporation	June 14, 2005
/s/ DAVID L. KING David L. King	Director of Uniplast Holdings, Inc. and Uniplast Industries, Co.	June 14, 2005

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POWER OF ATTORNEY